(LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL)

                                                             Exhibit F-2(a)





                                             January 5, 1996



          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

                    Re: General Public Utilities Corporation ("GPU") Energy Initiatives, Inc. ("EI")
                         EI Services, Inc. ("EI Services")
                         Jersey Central Power & Light Company ("JCP&L") Metropolitan Edison Company ("Met-Ed")
                         Pennsylvania Electric Company ("Penelec")
                         GPU Service Corporation ("GPUSC")
                         Application on Form U-1
                         SEC File No. 70-8593

          Ladies and Gentlemen:

                    We have examined  Post-Effective Amendment No. 1, dated
          October 16, 1995, to the Application on Form U-1, dated March 15, 1995, under the Public Utility Holding Company Act of 1935 ("Act") filed with the Securities and Exchange Commission ("Commission"), and docketed by the Commission in SEC File No. 70-8593, as amended by Post-Effective Amendment No. 2 thereto, dated October 30, 1995, Post-Effective Amendment No. 3 thereto, dated December 6, 1995, Post-Effective Amendment No. 4 thereto, dated December 21, 1995, and as to be amended by Post-Effective Amendment No. 5 thereto, dated this date, of which this opinion is to be a part. (The application, as so amended and as thus to be amended, is hereinafter referred to as the "Application").

                    The Application now contemplates, among other things, increasing to 50% of GPU's consolidated retained earnings, the aggregate amount which GPU may invest in: (i) one or more subsidiary companies (each, a "Subsidiary Company") to be formed which will be engaged in the business of owning interests in and securities of foreign utility companies ("FUCOs") and/or exempt wholesale generators ("EWGs") (each, an "Exempt Entity"), and
          (ii) Exempt Entities. Such investment by GPU in Subsidiary Companies and Exempt Entities may take the form of, among other things, direct investments in Subsidiary Company securities ("Subsidiary Securities"), guarantees or other similar undertakings ("Guarantees") by GPU entered into to support obligations of Subsidiary Companies and Exempt Entities, loans evidenced by promissory notes of Subsidiary Companies ("Subsidiary Company Notes"), and the assumption of liabilities of Subsidiary Companies and Exempt Entities.

          Securities and Exchange Commission
          January 5, 1996
          Page 2




                    The Application also contemplates the performance of services by Subsidiary Companies for other Subsidiary Companies and Exempt Entities at fair market prices, and the performance of services by GPUSC, JCP&L, Met-Ed and Penelec for Subsidiary Companies and Exempt Entities at cost in accordance with Rules 90 and 91.

                    We have acted as Pennsylvania counsel to GPU and Penelec for many years. In addition to the matters set forth in our previous opinion dated June 9, 1995 and filed as Exhibit F-2 to the Application, we have examined a copy of the Commission's Order, dated July 6, 1995, granting the Application, as then amended. We have also examined such other documents and made such further investigation as we have deemed necessary as a basis for this opinion.

                    We have assumed that (i) each Subsidiary Company will be duly formed and validly existing in accordance with the respective laws of the jurisdiction of incorporation of such Subsidiary Company; (ii) at the time of their issuance and delivery, the Subsidiary Securities, Guarantees and Subsidiary Company Notes will have been duly authorized, executed and delivered by the issuer thereof; (iii) the execution, delivery and performance of each Subsidiary Security, Guarantee and Subsidiary Company Note will not violate any applicable law or any restriction imposed by any court or governmental body having jurisdiction over the issuer thereof; (iv) with respect to any Subsidiary Securities, the issuer will have received consideration therefor at least equal to the par or stated value (or equivalent amount) of such security; (v) GPU will comply with the applicable limitations on guarantees and unsecured debt contained in the GPU system revolving credit facility and (vi) the arrangements for the performance of services by Met-Ed and Penelec for Subsidiary Companies and Exempt Entities will be filed with the Pennsylvania Public Utility Commission and approved pursuant to the Pennsylvania Public Utility Code.

                    Based upon and subject to the foregoing, and assuming that the transactions therein proposed are carried out in accordance with the Application, we are of the opinion, insofar as Pennsylvania law is concerned, that when the Commission shall have entered an order forthwith granting the Application,

                    1) all Pennsylvania laws applicable to the proposed transactions will have been complied with,

                    2)   GPU is validly organized and existing,

          Securities and Exchange Commission
          January 5, 1996
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                    3)   the  Guarantees   will   be  valid   and   binding
                         obligations  in  accordance   with  their   terms,
                         subject   to   the   effect  of   any   applicable
                         bankruptcy, insolvency, reorganization, fraudulent
                         conveyance,  moratorium  or  other   similar  laws
                         affecting creditors' rights generally and general principles of equity limiting the availability of equitable remedies,

                    4) GPU will legally acquire the Subsidiary Securities and Subsidiary Company Notes, and

                    5) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by GPU, Penelec, Ninevah Water Company, Penelec Capital, L.P. or Penelec Preferred Capital, Inc.

                    We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                             Very truly yours,



                                             BALLARD SPAHR ANDREWS & INGERSOLL